Exhibit 99.1

For Immediate Release

Xplore Receives Additional $3.5 Million Order from Major Utility

Follows $14 Million Order Announced in November 2011

Austin, TX February 16, 2012 — Xplore Technologies Corp. (OTCQB:XLRT) (“Xplore” or the “Company”), a manufacturer of award-winning rugged tablet PCs, announced today it has received a follow-on $3.5 million order from the major utility that previously ordered $14 million of Xplore’s iX104C5 rugged tablet computers, as announced last November.  The new order consists of C5 rugged tablet computers and the Company’s xStands, a versatile desktop docking solution ideally suited for use in a variety of office environments.

Mark Holleran, President and Chief Operating Officer of Xplore said, “As expected, the initial order of C5 rugged tablets opened the door for additional sales opportunities at this Fortune 50 company.  We believe that our willingness to listen to this customer, and to develop a superior rugged mobile solution that met its needs, was the key to securing this follow-on order and to our emerging success with our C5 line.  Working directly with our customers and incorporating their feedback into the design of our computers has enabled us to produce what we believe is the best rugged PC available and a product that is rapidly gaining acceptance in the marketplace.”

Philip Sassower, Chairman of the Board and Chief Executive Officer, of Xplore Technologies stated:  “This second order is a very strong affirmation of our belief that we have built the best-in-class feature set for our new C5 line of rugged tablets and that the tablet form factor is gaining market share. While, in the past, the tablet was perceived as a novel device, we believe it has now become culturally accepted, and represents a more rugged alternative than notebooks for in-field applications and extreme conditions.  We believe that we will continue to see increased acceptance of our products in the industries that we target.”

The order is anticipated to be delivered over the next several quarters.

Additional financial information regarding Xplore’s operating results for the fiscal 2012 first quarter is available in the Company’s Form 10-Q filed with the Securities & Exchange Commission and is available at www.sec.gov.

About Xplore Technologies®

Xplore (www.xploretech.com) is engaged in the business of developing integrating and marketing mobile wireless PC computing systems.  The Company’s products enable the extension of traditional computing systems to a range of field and on-site personnel, regardless of location or environment.  Using a range of wireless communication mediums together with the Company’s rugged computing products, the Company’s end-users are able to receive, collect, analyze, manipulate and transmit information in a variety of environments not suited to traditional non-rugged computing devices.  The Company’s end-users are in markets that include utility, warehousing/logistics, public safety, field service, transportation, oil and gas, manufacturing, route delivery, military and homeland security.

Xplore Contact Information:

Xplore: For Media or U.S. Investor Information Contact:

Martin Janis & Company, Inc.

Beverly Jedynak

Tel: (312) 943-1123 (Direct)

Email:bjedynak@janispr.com

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.